LICENSE AGREEMENT

This License Agreement (“Agreement”) is made effective on the 3rd day of April, 2008 (hereinafter the “Commencement Date”), by and between:

Parties

1)  “Licensor” Edward H. Hall, Sr., a citizen of the state of Utah, whose address is 2025 Dimple Dell Road, Sandy, Utah  84092-4705; and

2)  “Licensee” Uplift Nutrition, Inc. a Nevada corporation having its principal place of business at 252 West Cottage Avenue, Sandy UT  84070.

Recitals

Whereas Licensor has financed, paid for, overseen, designed and developed a process for formulating nutritional supplements based on the genetic make-up of an individual or a population as well as related nutritional supplement compositions and owns certain Patent Rights, as specified hereinafter, related thereto; and

Whereas Licensee develops, manufactures, markets and sells nutritional products and supplements and desires to develop, manufacture, market, or sell nutritional products formulated based on the genetic make-up of an individual or population using the process or compositions covered by the Patent Rights;

Now, therefore, in consideration of mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.  Definitions

In this Agreement, except where the context otherwise requires, the following words and expressions shall have the following meanings:

1.1

“Licensed Technology” shall mean any and all technology disclosed in and/or subject of the patent rights or other intellectual property rights of any kind resulting from, or involving, United States Provisional Patent Application Serial No. 61/114,281 filed by Licensor on November 13, 2008 and entitled “Nutritional Supplements and their Methods of Making” and any subsequent patents or patent applications filed in the United States which claim priority directly or indirectly to such patent application including all non-provisional, divisional, continuation, continuation-in-part, renewal or substitute applications.

1.2

“Licensed Product” shall mean any product which incorporates, uses or is covered by the Licensed Technology.

1.3.

:”Patent Rights” shall mean those very rights subject of the definition of “Licensed Technology” above and which are owned by Licensor or are subject to various applications applied, by Licensor, in his name, with the U.S. Patent and Trademark Office or any state corollary intellectual property authority.

1.4

“Territory” shall mean the United States of America.

1.5

“Net Sales” shall mean the gross dollar amount collected by Licensee from its customers, whether such customer is a distributor, wholesaler, retailer, end-user, or any other third party, for Licensed Products sold, leased, or otherwise commercially transferred by Licensee, less: 1) any discounts or rebates actually applied; 2) any tax or governmental charge included in such gross dollar amount, which is imposed directly on, or measured by, the sale, lease or transfer, transportation, delivery or use of the Licensed Product, other than any taxes or charges on the seller’s net income, unless it is actually reimbursed; 3) actual allowances for returned Licensed Products.

2.  Grant of rights

2.1

Licensor grants to Licensee a royalty bearing non-exclusive right and license to the Patent Rights in the United States. In this regard, the word “license” as used herein means the unfettered right or other ability to exploit, in any lawful way, the commercial viability of the Licensed Technology.

2.2

Licensee shall not grant or purport to grant to any person any sublicense or subcontract of its rights or obligations under this Agreement without the express written consent of Licensor.

2.3

Licensee hereby agrees not to challenge the validity of any issued patent under the Patent Rights or cause a third party to challenge the validity of any such patent.  Licensor shall have the right to immediately terminate this Agreement, as set forth in Section 7 below titled “Termination”, if Licensee challenges the validity of or opposes any patent issuing under the Patent Rights or causes a third party to do so.

2.4

In no event shall this Agreement be construed to be an assignment of any actual ownership interest in or to the Patent Rights other than what is necessary or consistent with the licensing thereof and Licensee’s license rights hereunder.

3.  Royalties

3.1

Licensee shall pay Licensor a royalty on Net Sales of all Licensed Products sold by or for Licensee.  This royalty is, in part, based on the fact that Licensor has advanced Licensee several hundred thousand dollars over the last 2 or 3 years and is indirectly a major stockholder of Licensee and therefore, the royalty set forth herein represents an opportunity for the Licensor to obtain return of some of the substantial funding that he has generously advanced Licensee.  This is not to ignore that this License Agreement may substantially benefit Licensee in the long

2 of 7

run, something that remains to be seen.  In the opinion of Licensee’s disinterested directors, the royalty rate set forth herein is believed to be standard in the industry, is not believed to be excessive or unreasonable under the circumstances, and is otherwise believed to be fair and in the best interests of the Licensee, particularly when Licensee has no Net Sales at this time as defined herein and it is not known if it ever will.  To the extent that the royalty is challenged as unfair, the Parties are agreeable to obtaining a fairness opinion from a neutral third party and modifying this Agreement accordingly.  In entering into this Agreement, the Parties believe that they have complied with NRS 78.140 titled "Restrictions on transactions involving interested directors or officers; compensation of directors."

3.2

The royalty rate for the duration of the Agreement shall be calculated in accordance with the following table:

Cumulative Net Sales over Duration of Agreement	Applicable Royalty Rate
$0 – 1,000,000 (US)	5% of Net Sales
More than 1,000,000 (US)	3% of Net Sales

3.3

The royalty on Net Sales shall accrue on the date when Licensee receives payment for sales of its Licensed Product and shall be payable to Licensor no less than annually within 60 days of the end of each calendar year.

3.4

Licensor shall have the option to defer payment of some or all accrued royalties upon demonstration by Licensee of financial hardship.  Since Licensor has spent considerable funds already financing Licensee, Licensor shall have the right determine or decide whether Licensee is the subject of “financial hardship.”  This paragraph shall in no way restrict the Parties from declaring or determining that said accrued royalties are not a good and valid debt of Licensee.

3.4

All royalties, if any, shall be paid to Licensor in U.S. dollars.

3.5

Licensee shall keep accurate and complete records in sufficient detail to enable royalties payable to Licensor hereunder to be verified.  Licensee shall permit such records to be inspected at the option of Licensor once per calendar year upon written notice by Licensor for the purpose of verifying the amount of royalties payable hereunder to Licensor.  Such inspection shall be made during reasonable business hours and shall be performed by an independent auditor or accountant selected and appointed by Licensor.

3.  Duration of agreement

This Agreement shall come into force on the Commencement Date identified at the beginning of this document and shall continue subject to Section 7 below titled “Termination” for the life of the latest expiring patent falling under the Patent Rights.

3 of 7

4.  Confidentiality

Because Licensee is a publicly held company or entity, the terms of this Agreement shall NOT in any way be deemed to be confidential.

5.  Warranty

5.1

Licensee agrees to and assumes all liability associated with any product generated by the processes covered by the Patent Rights.  Licensor offers no warranty, express or implied, regarding the suitability or viability of any products produced under the Patent Rights.

5.2

Licensor offers no warranty, express or implied, regarding the patentability of the technology covered under the Patents Rights.

5.3

Licensor offers no warranty regarding the non-infringement of any product covered by or developed under the Patent Rights.

6.  Patent Prosecution and Maintenance; Improvements

6.1

Discretionary Duty to Prosecute and Maintain:  Licensor shall, at Licensor’s sole cost and expense, use commercially reasonable efforts to prosecute, or cause to be prosecuted, or continue to prosecute, to allowance or final rejection of any patent or patent application covered under the Patent Rights.  Further, Licensor shall, at Licensor’s sole cost and expense, maintain any issued patent(s) which arises as a result of the prosecution of any application covered by the Patent Rights.

6.2

Abandonment of Prosecution:  Licensor shall notify Licensee in the event Licensor decides at any time to abandon or discontinue prosecution of any patent application covered under the Patent Rights.  Such notification will be given as early as possible which in no event will be less than thirty (30) days prior to the date on which said application(s) will become abandoned.

6.3

Maintenance:  Licensor shall pay all official maintenance fees required to keep in force any patent which may issue included in the Patent Rights.

6.4

Improvements: If the Licensee shall at any time during the term of this Agreement devise any improvement in relation to the technology covered by the Patent Rights, Licensee shall promptly notify the Licensor in writing giving details of the improvement.  Further, Licensee shall cooperate with Licensor in providing any information or explanations as the Licensor may reasonably require in order to be able to effectively assess, utilize, and protect the intellectual property rights of the same, including cooperation in filing, prosecuting, and assigning any patent application arising out of such an improvement.  Any such improvement and the intellectual property rights associated with such improvement shall be owned by Licensor, but Licensee shall be granted a non-exclusive royalty-free license to utilize such improvement(s) in accordance with the terms of this Agreement.

4 of 7

7. Termination

7.1

This Agreement may be terminated with immediate effect by notice given in writing by certified mail at the option of a Party if the other Party commits a breach of its obligations and/or any provision of the Agreement and fails or refuses to remedy such breach or default within ninety (90) days after being requested, by certified mail, to remedy such breach.

7.2

 The termination of this Agreement, however arising, shall be without prejudice to any other express obligations in this Agreement of a continuing nature and to any rights of either party which may have accrued at or up to the date of termination.

7.3.      This Agreement may be terminated at any time upon the mutual agreement of the  Parties.

8.  Enforcement of Patent Rights

8.1

During the term of this Agreement, Licensor shall have the first right and discretion to bring any action to enforce any patent falling under the Patent Rights and shall further have the first right and discretion to defend any declaratory judgment or other action in which a cause of action is asserted challenging the validity, enforceability, use, and/or claim construction of any patent(s) or patent application(s) constituting the Patent Rights.

8.2

Any action involving the Patent Rights that is brought or defended by Licensor shall be at the sole expense of Licensor, and any recoveries gained, or liabilities incurred in such action shall be entirely that of the Licensor.  Licensor shall retain control of any such action including the right to select, retain, and direct counsel, and to make any and all decisions with respect to claims, defenses, counterclaims, settlement, and strategy.

8.3

In the event that Licensor declines to pursue enforcement of a patent falling under the Patent Rights or declines to defend any declaratory judgment or other action in which a cause of action is asserted challenging the validity, enforceability, use, and/or claim construction of any patent under the Patent Rights, Licensee shall have the right and discretion to bring an action to enforce such patent and/or defend against any declaratory judgment or other action which challenges the validity, enforceability, use, and/or claim construction of a patent under the Patent Rights.

8.4

Any action involving the Patent Rights that is brought or defended by Licensee shall be at the sole expense of Licensee, and any recoveries gained, or liabilities incurred in such action shall be entirely that of the Licensee.  In such event, Licensee shall retain control of any such action including the right to select, retain, and direct counsel, and to make any and all decisions with respect to claims, defenses, counterclaims, settlement, and strategy.

5 of 7

9. General

9.1

This Agreement sets forth the entire Agreement and understanding between the parties and supersedes all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter of this Agreement.

9.2

No variation of this Agreement shall be effective unless it is in writing signed by Licensor and a duly authorized officer of Licensee.

9.3

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor shall either Party be taken to have any authority to bind or commit the other or be taken to have authority to act as the agent of the other or in any other capacity other than as expressly authorized in this Agreement.

9.4

Licensor may freely assign or transfer this Agreement without Licensee’s consent.

9.5

Licensee may not assign or transfer this Agreement without the express written consent of Licensor.

9.6

The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

9.7

Notwithstanding other provisions of this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Utah irrespective of any conflicts of laws provisions.  The courts of the State of Utah shall be the exclusive jurisdiction to adjudicate any dispute related to this Agreement.

9.8

In the event that any Party hereto shall be in default or breach of this Agreement, said Party shall be liable to pay all reasonably attorneys’ fees, court costs, and other related collection costs and expenses incurred by the non-defaulting or non-breaching Party in prosecuting its rights hereunder.

IN WITNESS of which the parties have caused this Agreement to be duly executed the day and year first above written.

LICENSOR

(EDWARD HALL)

____s/__________________

Signature

6 of 7

Edward Hall____________

Printed Name

LICENSEE

(Uplift Nutrition, Inc.)

____s/__________________

Signature

Gary C. Lewis____________

Printed Name

President________________

Title

7 of 7

CONSENT RESOLUTION

OF THE BOARD OF DIRECTORS

OF

UPLIFT NUTRITION, INC., a Nevada corporation

Effective March 10, 2009

Approving execution of a certain intellectual property license agreement

The undersigned directors of Uplift Nutrition, Inc. (“UPNT” or “Company”), a Nevada Corporation, having carefully considered the terms and conditions of a certain draft License Agreement setting forth or providing UPNT as Licensee and Mr. Edward H. Hall, Sr., as Licensor, and having further considered the conflict provisions in Nevada Revised Statutes (NRS) 78.140 titled Restrictions on transactions involving interested directors or officers; compensation of directors; and having determined that the proposed agreement is fair and reasonable and otherwise in the best interests of UPNT, given that UNPT has no current “net sales” and is not obligated under the proposed agreement to pay any costs or fees incident to obtaining issuance of a federal materials and ingredient patent but stands to benefit from the issuance of any such patent, and good cause further appearing, hereby consent to the execution of a certain License Agreement with UPNT as Licensee and Mr. Edward H. Hall, Sr., as Licensor, a copy of which is attached hereto and made a part of this resolution.

IN WITNESS WHEREOF, the undersigned directors of UpLift Nutrition, Inc., a Nevada corporation, hereby unanimously certify that the foregoing action was duly adopted and made effective on Tuesday, the 10th day of March, 2009.

____/s____________________________

3/15/09

Jessica Rampton –Director

Date

____/s____________________________

3/15/09

Gary Lewis –Director

Date

____/s____________________________

3/15/09

Mary Ross –Director

Date

Being interested in the license agreement subject of this resolution, the undersigned director hereby abstains from the foregoing corporate action.

____/s____________________________

3/15/09

Edward Hall –Director

Date